UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Communications Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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COMMUNICATIONS SYSTEMS, INC.

10900 Red Circle Drive

Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2008

Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. (the “Company”) will be held at the Company’s offices located at 10900 Red Circle Drive, Minnetonka, Minnesota, on Thursday, May 21, 2008 beginning at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect three (3) directors to hold office until the 2011 Annual Meeting of Shareholders or until their successors are elected.
2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 28, 2008 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

David T. McGraw,

Secretary

Minnetonka, Minnesota

April 9, 2008

If you expect to attend the Annual Meeting of Shareholders and are not familiar with the location of the Company’s offices in Minnetonka, Minnesota, please call

(952) 996-1674 and request that directions be sent to you by mail, email or fax.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

COMMUNICATIONS SYSTEMS, INC.

PROXY STATEMENT

COMMUNICATIONS SYSTEMS, INC.

PROXY STATEMENT

GENERAL INFORMATION

Information Regarding the Annual Meeting

This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. (“CSI” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held at the Company’s offices at 10900 Red Circle Drive, Minnetonka, Minnesota, on Thursday, May 21, 2008, beginning at 10:00 a.m., Central Daylight Time, or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, email or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Solicitation and Revocation of Proxies

Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a proxy by written request or in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters that properly come before the meeting require a vote of shareholders, the shares represented by the proxies will be voted by persons named as proxies in accordance with their judgment on such matters. The Company’s corporate offices are located at 10900 Red Circle Drive, Minnetonka, Minnesota, 55343, and its telephone number is (952) 996-1674. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 11, 2008.

Voting Securities and Record Date

The total number of shares outstanding and entitled to vote at the meeting as of March 28, 2008 consisted of 8,615,543 shares of $.05 par value Common Stock. Only shareholders of record at the close of business on March 28, 2008 will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining approval of the matter. For shares held in street name, if a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, but they are counted as present for the purpose of determining the presence of a quorum.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board of Directors is committed to sound and effective corporate governance practices. We periodically review our governance policies and practices and compare them to those suggested by authorities in corporate governance and the practices of other public companies. We also assess our governance policies and practices in relation to the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission (the “SEC”) and listing standards of the American Stock Exchange (“AMEX”) to ensure our continued compliance.

You can access our corporate governance charters and other related materials in the “Investor Resources” section of our website under “Corporate Governance” at http://www.commsystems.com or by writing to our Corporate Secretary at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343, or by sending an e-mail to our Corporate Secretary at DavidM@commsysinc.com.

The Board, Board Committees and Meetings

Meeting Attendance. Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During 2007, the Board of Directors met five times. Each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served. All of our directors attended our 2007 Annual Meeting of Shareholders, except Paul J. Anderson.

Board Committees. Our Board of Directors has established the following committees: Audit, Compensation, Governance and Nominating, Finance, Public Responsibility and Executive. Except as noted below, only members of the Board serve on these committees. Following is information about each committee.

Audit Committee. The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company’s independent auditor, oversight of the Company’s internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. The Deloitte Entities, the Company’s independent public accountants, report directly to the Audit Committee. The Audit Committee operates under a formal charter that was most recently amended in 2004. Each of the members of the Audit Committee is independent as defined by SEC and AMEX listing standards. The current members of the Audit Committee are Edwin C. Freeman, Chair, Paul J. Anderson and Luella G. Goldberg and the Board of Directors has determined that Edwin C. Freeman qualifies as the Committee’s financial expert. The Audit Committee met five times during 2007. The report of the Audit Committee is found on page 14.

Compensation Committee. The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of the Company’s chief executive officer and other executive officers, subject to final Board approval; oversees the establishment of performance goals and objectives for the Company’s executive officers; administers the Company’s incentive compensation plans; considers the adoption of other or additional compensation plans; and, provides oversight and final determinations with respect to the Company’s 401(k) plan, employee stock ownership plan and other similar employee benefit plans. The Committee operates under a charter approved by the Board of Directors. The current members of the Compensation Committee are Gerald D. Pint, Chair, Edwin C. Freeman and Luella G. Goldberg. The Committee met twice in 2007. Further information regarding the Compensation Committee is provided at page 8 below.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of Directors nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of the Board committees, facilitating Board self assessment and reviewing and advising regarding strategic direction and strategic management. The Committee operates under a charter approved by the Board. The current members of the Governance and Nominating Committee are Luella G. Goldberg, Gerald D. Pint and Paul J. Anderson. Each of the members of the Governance and Nominating Committee is independent under AMEX listing standards. The Committee met two times during 2007.

Finance Committee. The Finance Committee is responsible for reviewing and approving the Company’s annual business plan and related operating budgets. The Finance Committee interfaces with the Compensation Committee with respect to implementing compensation policies that support the Company’s annual business plan. The Finance Committee is also responsible for overseeing and making recommendations about the financial operating policies and procedures relating to matters such as investment of excess cash, management of accounts receivable and inventory, purchases of capital equipment, travel, and employee benefits and perquisites. The current members of the Committee are Randall D. Sampson, Chair, Edwin C. Freeman, Curtis A. Sampson, Jeffrey K. Berg and Paul N. Hanson, the Company’s Chief Financial Officer from 1982-2007. The Finance Committee met once in 2007.

Public Responsibility Committee. The Public Responsibility Committee is responsible for guiding and directing charitable giving by the Company and its subsidiaries. In addition, as appropriate, the committee is responsible to review and provide recommendation regarding CSI policies related to corporate social responsibility and public policy issues of significance to CSI, or that may effect CSI’s business operation, performance, or corporate reputation. The current members of the Public Responsibility Committee are Jeffrey K. Berg, Luella G. Goldberg, Randall D. Sampson and Karen Nesburg Blieck, the Company’s Human Resource Director. The Public Responsibility Committee met once in 2007.

Executive Committee. Pursuant to Company’s the bylaws, the Executive Committee has the authority to act on behalf of the Board of Directors and the Company with respect to matters requiring Board action that arise between meetings of the Board or otherwise as it has been authorized to act by the Board of Directors. The current members of the Committee are Edwin C. Freeman, Gerald D. Pint and Curtis A. Sampson. While members of the Executive Committee were consulted informally during the year, this committee did not formally meet in 2007.

Director Independence

The Board of Directors has adopted director independence guidelines that conform to the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and listing standards of the American Stock Exchange (AMEX). In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that each of the following directors qualifies as “independent” under AMEX listing standards: Paul J. Anderson, Edwin C. Freeman, Luella G. Goldberg and Gerald D. Pint. Directors Curtis A. Sampson, Randall D. Sampson and Jeffrey K. Berg are not independent under AMEX listing standards. Curtis A. Sampson does not qualify as independent because he is Chairman of the Company and also served as the Company’s Chief Executive Officer until June 2007; Jeffrey K. Berg does not qualify as independent because he is the Chief Executive Officer of the Company; and, Randall D. Sampson does not qualify as independent because he is an immediate family member (the son) of Curtis A. Sampson, the Chairman of the Board.

Selecting Nominees for Election to the Board

The Governance and Nominating Committee is the standing committee responsible for recommending to the full Board of Directors the nominees for election as directors at our annual shareholder meetings. In making its recommendations, the Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board, and works with management in attracting candidates with those qualifications. In making its recommendations, the Committee considers, among other things, relevant experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, relationships and associations related to the Company’s business, personal health and a willingness to devote adequate time and effort to Board responsibilities, all in the context of an assessment of the perceived needs of the Company.

Although we have never received a submission in the past, the Governance and Nominating Committee will consider qualified candidates for director that are submitted by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Governance and Nominating Committee at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Submissions will be forwarded to the Governance and Nominating Committee for review and consideration. Any stockholder desiring to submit a director candidate for consideration at our 2009 Annual Meeting of shareholders must ensure that the submission is received by the Company no later than December 31, 2008 in order to provide adequate time for the Governance and Nominating Committee to properly consider the candidate. A shareholder wishing to formally nominate a director candidate should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals for 2009 Annual Meeting --Shareholder Nominations.”

Director Compensation

Compensation information paid to non-employee directors of the Company is set forth under the caption “Director Compensation” on page 13 herein.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct (the “Code”) applicable to all of the Company’s officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to the Company’ senior financial officers, including the chief executive officer, principal financial officer, principal accounting` officer, and others involved in the preparation of the Company’s financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code is available on the “Investor Resources” page of our website at http://www.commsystems.com/ under “Corporate Governance” and is also available, without charge, by writing to the Company’s Corporate Secretary at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. By way of example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

ELECTION OF DIRECTORS

The size and structure of the Board of Directors presently consists of seven director positions, divided into three classes, with each class of directors serving staggered three-year terms. Upon the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated and recommends that the Company’s shareholders elect, Edwin C. Freeman, Luella G. Goldberg and Randall D. Sampson, each of whom currently serves as a director, for three-year terms expiring in 2011. The Board of Directors believes that each nominee will be able to serve as a director; however, should a nominee be unable to serve, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Governance and Nominating Committee may recommend and the Board of Directors may propose.

Information regarding the nominees named above and other directors filling unexpired terms is set forth in the following table and footnotes that appear on the following page, including information regarding their principal occupations currently and for the preceding five years. Ownership of Common Stock of the Company is given as of March 28, 2008. To the best of the Company’s knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

Name and Age	Principal Occupation and other Directorships	Director Since	Year Current Term Expires	Amount of Common Stock Ownership	Percent of Outstanding Common Stock
Nominees proposed for Election for Terms Expiring in 2011
Edwin C. Freeman (52)	Vice President and General Manager, Bro-Tex, Inc. (paper and cloth wiper products, and fiber product recycler) since March 1992.	1988	2008	40,367(1)	*
Luella G. Goldberg (71)	Trustee, University of Minnesota Foundation since 1975; Chair, from 1996 to 1998. Trustee Emerita of Wellesley College since 1996. Member, Carlson School Board of Overseers, University of Minnesota, since 1979. Director, TCF Financial Corporation, ING Group and Hormel Foods Corporation.	1997	2008	33,000(2)	*
Randall D. Sampson (50)	Chief Executive Officer of Canterbury Park Holding Corporation (thoroughbred racing and card club wagering).	1999	2008	89,824(3)	1.04%
Directors Serving Unexpired Terms
Paul J. Anderson (76)	Private Investor.	1975	2009	163,118(4)	1.88%
Jeffrey K. Berg (65)	President and Chief Executive Officer of the Company since June 2007. President and Chief Operating Officer from March 2002 to June 2007; and, served the Company in various senior management positions for more than twelve years prior thereto.	2007	2009	552,483(5)	6.39%
Gerald D. Pint (72)	Telecommunications consultant since September 1993. Prior thereto, Group Vice President, Telecom Systems Group, 3-M Company, 1989-1993. Director of Inventronics Ltd. (telecommunications equipment company).	1997	2010	30,000(2)	*
Curtis A. Sampson (74)	Chairman of the Board and Chief Executive Officer of the Company; Chairman of the Board, Canterbury Park Holding Corporation (thoroughbred racing and card club wagering).	1969	2010	1,655,960(6)	19.13%

___________________________________

* Indicates less than one percent ownership.

Footnotes for this table are on page 6

(1)

Includes 9,267 shares owned by Mr. Freeman directly, 2,100 shares owned by his spouse, as to which beneficial ownership is disclaimed, and 29,000 shares that may be purchased pursuant to currently exercisable stock options.

(2)	Includes 29,000 shares that may be purchased pursuant to currently exercisable stock options.
(3)

Includes 37,524 shares owned by Mr. Randall Sampson directly, 28,300 shares owned by his spouse and children, and 24,000 shares that may be purchased pursuant to currently exercisable stock options. Mr. Randall D. Sampson is the son of Mr. Curtis A. Sampson.

(4)	Includes 104,309 shares owned by Mr. Anderson directly, 29,809 shares owned by his spouse and 29,000 shares that may be purchased pursuant to currently exercisable stock options.
(5)

Includes 17,975 shares owned by Mr. Berg directly, 540,469 shares owned by the CSI Employee Stock Ownership Plan and Trust (“CSI ESOP”), of which Mr. Berg is a Trustee, and 36,000 shares which may be purchased pursuant to currently exercisable stock options. Mr. Berg disclaims any beneficial ownership of the shares owned by the CSI ESOP in excess of the 18,451 allocated to his CSI ESOP account as of December 31, 2007.

(6)

Includes 1,100,517 shares owned by Mr. Curtis A. Sampson directly, 16,323 shares owned by his spouse, as to which beneficial ownership is disclaimed, 624 shares held by the Sampson Family Foundation, a charitable foundation of which Mr. Sampson is the sole trustee, 38,000 shares which may be purchased within 60 days from the date hereof pursuant to outstanding stock options, and 540,469 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan (“CSI ESOP”) of which Mr. Sampson is a Trustee. Mr. Sampson disclaims any beneficial ownership of shares owned by the CSI ESOP in excess of the 40,797 shares allocated to his CSI ESOP account as of December 31, 2007. Mr. Curtis A. Sampson is the father of Mr. Randall D. Sampson.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Summary Ownership Table

The following table sets forth sets forth certain information with respect to the Company’s Common Stock beneficially owned by: (i) each person known by the Company to own of record or beneficially five percent (5%) or more of the Company’s Common Stock, (ii) each Named Executive Officer listed under “Executive Compensation and Other Information,” and (iii) all officers and directors of the Company as a group, in each case based upon information available as of March 28, 2008 (unless otherwise noted). Stock ownership information for each of the Company’s directors is presented under “Proposal One: Election of Directors.”

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Curtis A. Sampson †	1,655,960(1)	19.13%

John C. Ortman	543,350	6.31%
1506 17th Street
Lawrenceville, IL 62439

Putnam, LLC	497,856(2)	5.78%
One Post Office Square
Boston, MA 02109

Paul N. Hanson †	599,576(3)	6.94%
213 South Main Street
Hector, MN 55342

Jeffrey K. Berg †	552,483(4)	6.39%

Dimensional Fund Advisors LP	441,119(5)	5.12%
1299 Ocean Avenue
Santa Monica, CA 90401

David T. McGraw †	6,754(6)	*

Bruce C. Blackwood †	7,651(7)	*

All directors and executive officers as a group (15 persons)	2,265,237(8)	25.55%

___________________________________

*	Indicates less than one percent ownership.
†	A Director and/or a Named Executive Officer of the Company.

(1)	See footnote 6 under “Proposal One: Election of Directors.”
(2)

The aggregate number of shares listed above are held by Putnam, LLC and Putnam Advisory Company, LLC, a wholly-owned subsidiary of Putnam, LLC, as reported on the most recent Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003.

(3)

Includes 1,411 shares owned by Mr. Hanson’s spouse, as to which beneficial ownership is disclaimed, 16,000 shares which may be purchased within 60 days from the date hereof pursuant to outstanding stock options, 540,469 shares owned by the CSI Employee Stock Ownership Plan and Trust (CSI ESOP”), of which Mr. Hanson is a Trustee. Mr. Hanson disclaims any beneficial ownership of shares owned by the CSI ESOP in excess of the 21,535 shares allocated to his CSI ESOP account as of December 31, 2007.

(4)	See footnote 5 under “Proposal 1: Election of Directors”.
(5)

The aggregate number of shares held by Dimensional Fund Advisors LP (“Dimensional”) is owned by four investment companies and certain other commingled group trusts and separate accounts. Dimensional possesses investment and/or voting power over the securities as reported on the most recent Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008.

(Additional footnotes are presented on the following page)

(6)	Includes 3,000 shares deemed outstanding under options that are currently, or within the next 60 days become, exercisable and 3,175 shares allocated to his CSI ESOP account.
(7)	Includes 3,600 shares deemed outstanding under options that are currently, or within the next 60 days become, exercisable and 2,825 shares allocated to his CSI ESOP account.
(8)

Includes 1,436,024 shares owned by officers and directors as a group directly, 78,567 shares held by their respective spouses and children, 250,150 shares that may be purchased by directors and officers within sixty days from the date hereof pursuant to outstanding stock options, 540,469 shares owned by the CSI Employee Stock Ownership Plan (ESOP). Messrs. Curtis A. Sampson, Jeffrey K. Berg and Paul N. Hanson serve as Trustees of the CSI ESOP; however, except for shares allocated to their respective accounts, Messrs. Berg, C. Sampson and P. Hanson disclaim beneficial ownership of the shares held by the ESOPs.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’ officers, directors and beneficial holders of 10% or more of the Company’ securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. According to the Company’s records, all reports required to be filed during this period pursuant to Section 16(a) were timely filed.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Role of the Compensation Committee and the Board

A primary responsibility of the Compensation Committee appointed by the Company’s Board of Directors is to review and approve the compensation and other terms of employment of the Company’s Chief Executive Officer, other executive officers and other key employees. The Compensation Committee carries out its responsibilities pursuant to a written charter adopted by the Board. The Compensation Committee’s charter is available on the Company’s website, www.commsystems.com, by following the “Investor Resources” link to the “Corporate Governance” link under which there is a link to “Committee Composition and Committee Charters.”

The charter of the Compensation Committee requires that the Committee consist of no fewer than two board members who are not employees of or consultants to the Company and otherwise independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. The charter also requires and, on an annual basis the Company’s Board of Directors determines, that each member of the Compensation Committee be:

•	“independent” as defined by the American Stock Exchange;
•	a “non-employee director” under Section 16b-3 of the Securities Exchange Act of 1934, and
•	an “outside director” requirements of Section 162(m) of the Internal Revenue Code.

Under the Compensation Committee’s charter, the Committee has the authority to retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. Additional information regarding the primary responsibilities of the Compensation Committee and its current members is provided above under the caption “Corporate Governance and Board Matters – the Board, Board Committees and Meetings.”

The Board retains the authority to modify compensation strategy and policies as it determines in its discretion, to give final approval to the compensation and other terms of employment of the Company’s Chief Executive Officer, and to review and, if appropriate, to adopt the recommendation of the Compensation Committee regarding the compensation of other Named Executive Officers. Two of the three directors serving on the Compensation Committee also serve on the Board’s Governance and Nominating Committee, which also reviews the performance of the Company’s Chief Executive Officer, so that these individuals have the benefit of the Governance and Nominating Committee’s evaluation in setting the Chief Executive Officer’s compensation.

In setting compensation, the Compensation Committee uses surveys of executive compensation that provide information regarding companies of a similar size in comparable industries as a basis for determining competitive levels of overall cash compensation. In addition, over the past several years, from time to time, the Committee has also been guided by information and recommendations supplied by Denarius Human Resources, Inc., an independent consulting firm.

Compensation Philosophy and Overview of Executive Officer Compensation

The Company’s philosophy with respect to the compensation of the Company’s executive officers is based upon the following objectives:

•	Establish compensation at levels that will attract, retain and motivate executives that possess superior leadership and management abilities; and
•	Structure the forms of compensation paid in order that their interests will be closely aligned with Company’s in achieving superior financial performance.

With these objectives in mind, total compensation paid to executive officers currently consists of the following material elements:

•	base salary,
•	eligibility for bonus compensation,
•	eligibility for long-term cash incentive compensation under the Company’s PUP Plan discussed below,
•	contributions to CSI’s Employee Stock Ownership Plan and matching contributions to CSI’s 401(k) Plan.

The Compensation Committee believes these forms of compensation provide an appropriate combination of fixed and variable pay and incentives for short term operational performance balanced with incentive to achieve long-term growth in the Company’s revenues and profitability.

Discussion of Elements of Executive Officer Compensation

Base Salaries. Base salaries of the Company’s executive officers are generally established by reference to average base salaries paid to executives in similar positions with similar responsibilities. Base salaries are reviewed annually in December of each year and adjustments are made effective as of January 1 of the following year. In addition to seeking to offer compensation that is competitive, consideration is given by the Compensation Committee to both measurable financial factors, as well as subjective judgments regarding factors such as development and execution of strategic plans, changes in areas of responsibility, potential for assuming greater responsibility and the development and management of employees. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

Bonuses. Cash bonuses are intended to provide executive officers with an opportunity to receive additional cash compensation, but only if justified by superior financial performance. The performance measures used to determine bonuses for each executive officer are revenue (weighted 25%), profit (weighted 65%), average age of receivables (weighted 5%) and inventory turns (weighted 5%). The bonuses paid to those officers leading the entire enterprise, rather than a specific business unit, including the Company’s Chief Executive Officer, and Chief Financial Officer (the “Corporate Officers”), is determined based on applying these performance measures to the Company’s consolidated performance. The bonus paid to business unit leaders is based on their respective business unit’s performance under each of these performance measures. The potential target amount of an executive officer’s bonus is a percentage of base pay ranging from 25% to 70%. Prior to the beginning of each year a target bonus opportunity is established for each executive officer, and, based on the Company’s budget, targets for revenue, profit, average age of receivables and inventory turns are established by the Committee in its discretion for each quarter and for the entire year. One half of each executive officer’s bonus is determined based upon how well actual quarterly results of the entire enterprise or the business unit, as applicable, in the four areas being measured compare to the quarterly targets for these performance measures, and one half of each executive officer’s bonus is determined based upon how well twelve month results of the entire enterprise or the business unit, as applicable, in the four areas being measured compare to the annual targets for these performance measures. Accordingly, at the end of each of the four quarters quarterly results are evaluated in comparison to targets under each of the four performance measures described above and bonuses are determined as follows: for Corporate Officers, a bonus is paid with respect to a performance measure if quarterly performance on a consolidated basis is at least 60% of the target for that performance measure, and for business unit leaders a bonus is paid with respect to a performance measure if quarterly performance of the business unit is at least 80% of the target for that performance measure. Similarly, following the end of the year, twelve month results are evaluated in comparison to annual targets under each of the four performance measures described above and bonuses are determined as follows: for Corporate Officers, a bonus is paid with respect to a performance measure if annual performance on a consolidated basis is at least 60% of the annual target for that performance measure, and for business unit leaders a bonus is paid with respect to a performance measure if annual performance of the business unit is at least 80% of the target for that performance measure. The bonus plan may be changed, suspended, or terminated at any time in the discretion of the Board of Directors.

Long term Incentive Compensation. The Company offers executive officers the opportunity to earn long-term cash incentive compensation under its Performance Unit Plan (PUP Plan) that was implemented January 1, 2004 and amended effective January 1, 2006. Since 2004 the performance measure selected to reward superior long term performance under the PUP Plan has been return on total assets less cash and cash equivalents (“Return on Assets”) as this is regarded as an important measure of whether management is building shareholder value. Under the PUP Plan, executive officers receive awards at the beginning of each even numbered year (e.g., 2006, 2008, etc.) that cover a four year performance period. The potential value of each award is determined based on the executive’s position, and in each case the award represents the opportunity to earn cash incentive compensation if financial performance as measured by actual Return on Assets is attained within a range of specified Return on Assets goals that the Committee regards as superior financial performance for each of the four years. Accordingly, each award includes an annual “threshold” Return on Assets goal, an annual “target” Return on Assets goal and an annual “maximum” Return on Assets goal for each of the four years covered by the award. Under the PUP Plan, the Corporate Officers earn the right to incentive compensation if Return on Assets on a consolidated basis falls within the threshold goal and the maximum goal. Leaders of business units earn the right to receive incentive compensation based on both their respective business units achieving at least the threshold Return on Assets goal for that unit (weighted 77%) and the consolidated enterprise achieving at least the threshold Return on Assets goal established for the enterprise (weighted 23%). Return on Assets goals are set by the Committee in its discretion, and different goals are set for the entire enterprise and each business unit based on unique factors applicable to each. Annually, following the completion of the fiscal year, achievement of the Return on Assets goals is measured for each participant and to the extent actual Return on Assets falls within the range of goals applicable to that participant, the participant is deemed to have earned the level of compensation that corresponds to that level of achievement. However, payment of the amount earned during the first three years of the award is deferred to the end of the four year period of the award, and at the end of the four year period participating employees receive cash payments that were earned in each of the four years. Participating employees that resign before the termination of a four year performance period forfeit any entitlement to cash payments for that period.

Retirement Plans. The Company has established an Employee Stock Ownership Plan and Trust (ESOP) and Savings Plan and Trust (401K Plan). Executive officers, including the Named Executive Officers, participate in the ESOP and 401K Plan on the same basis as all other employees of the Company. Under the ESOP, the Company makes contributions on an annual basis to the ESOP to enable it to purchase a block of Company Stock which is then allocated to all eligible employees based on their compensation as a percentage of total payroll. Under the 401K Plan, the Company matches 50% of each employee’s contribution to the 401k Plan up to the first 6% the employee may contribute as a percentage of his or her compensation.

Other Compensation. The Company does not offer forms of compensation other than those described above. In particular the Company does not provide for personal benefits or perquisites (“perks”) as a significant element of compensation of the Named Executive Officers, in particular, or employees of the Company generally.

SUMMARY EXECUTIVE COMPENSATION TABLE

The following table presents information regarding compensation earned in 2007 and 2006 for services in all capacities by (i) the two individuals who successively served as the Company’s Chief Executive Officer during 2007, and (ii) the three other most highly compensated officers of the Company who were serving as executive officers during or at the end of 2007 (together referred to as the “Named Executive Officers”).

Name and Current Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($) (3)	Total ($)
Curtis A. Sampson (4) (9) Chairman of the Board	2007 2006	206,346 212,500	118,183 119,267	103,513 96,269	11,924 6,151	439,966 434,187
Jeffrey K. Berg (5) President and Chief Executive Officer	2007 2006	290,673 250,000	153,468 110,248	95,622 88,916	13,395 12,751	553,158 461,915
Paul N. Hanson (6) (9) Consultant	2007 2006	148,962 96,000	59,588 38,487	43,685 22,397	11,158 8,590	263,393 165,474
David T. McGraw (7) Chief Financial Officer	2007 2006	189,807 180,000	87,221 89,018	44,091 47,947	13,288 12,751	334,407 329,716
Bruce C. Blackwood (8) General Manager, Suttle	2007 2006	110,123 109,808	91,326 95,265	18,247 19,211	15,297 12,687	234,993 236,971

___________________________________

(1)

Represents bonuses earned in the year indicated for the Named Executive Officers. All bonuses were earned under the bonus program described above except for Mr. Blackwood, who earned incentive compensation during 2006 and substantially all of 2007 as Suttle’s Vice President of Sales based on the level of sales in those periods.

(2)

Represents amounts earned in 2007 and 2006 under the Company’s PUP Plan described above for services performed in those years and accrued in the Company’s 2007 financial statements, but which were not paid until 2008.

(3)	See table on the following page.
(4)	Curtis A. Sampson served as the Company’s Chairman and Chief Executive Officer until June 2007 when he retired as Chief Executive Officer, while continuing as Chairman.
(5)	Jeffrey K. Berg was the Company’s President and Chief Operating Officer until June 2007 when he became the Chief Executive Officer, while continuing as President.
(6)	Paul N. Hanson served as the Company’s Chief Financial Officer throughout 2007. Mr. Hanson is now acting as a consultant to the Company.
(7)	David T. McGraw was the General Manager of Suttle from October 2002 to December, 2007, and assumed the position of Chief Financial Officer on January 1, 2008.
(8)	Bruce C. Blackwood was the Vice President of Sales of Suttle from July 2001to December 1, 2007, when he was appointed to succeed Mr. McGraw as General Manager of Suttle.
(9)

Until November 3, 2006 Mr. Sampson and Mr. Hanson divided their working time between the Company and providing services for Hector Communications Corporation (HCC) as, respectively, the Chief Executive Officer and Vice President of Finance. On November 3, 2006, HCC was acquired and Messrs. Sampson and Hanson ceased their employment with HCC. Since November 3, 2006 there has been no adjustment to Mr. Sampson’s compensation, but Mr. Hanson’s base compensation was increased to $150,000 effective January 1, 2007 to reflect his assuming full time responsibilities at the Company.

Other Compensation. The following table sets forth the elements of “Other Compensation” summarized in the table on the preceding page.

Name	Year	Contributions To Defined Contribution Plan(a)	Non-Elective Contribution to CSI Defined Contribution Plan(b)	Other	Total
Curtis A. Sampson	2007 2006	6,645 6,151	5,279 —		$11,924 6,151
Paul N. Hanson	2007 2006	5,535 4,392	5,623 4,198		11,158 8,590
Jeffrey K. Berg	2007 2006	6,645 6,151	6,750 6,600		13,395 12,751
David T. McGraw	2007 2006	6,645 6,151	6,643 6,600		13,288 12,751
Bruce C. Blackwood	2007 2006	6,089 6,151	6,092 6,536	3,116	15,297 12,867

___________________________________

(a)	Represents the contribution for the Named Executive Officer to the Company’s Employee Stock Ownership Plan and Trust.
(b)	Represents the Company match of Named Executive Officer’s contribution to the CSI’s 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at December 31, 2007. No stock options or other equity awards have been issued to the Named Executive Officers, or other employees generally, since December 2004.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Option Exercise Price ($) (2)	Option Expiration Date (3)
Curtis A. Sampson	28,500	9.52	3/15/2009
	9,500	12.82	12/20/2009
Paul N. Hanson	12,000	8.65	3/15/2009
	4,000	11.65	12/20/2009
Jeffrey K. Berg	27,000	8.65	3/15/2009
	9,000	11.65	12/20/2009
Bruce C. Blackwood	1,800	8.65	3/15/2009
	1,800	11.65	12/20/2009
David T. McGraw	3,000	11.65	12/20/2009

___________________________________

(1)	At December 31, 2007 all stock options were fully exercisable.
(2)

Option price equal to fair market value on date of grant, except for Mr. Sampson’s option price which is 110% of the fair market value on the grant date because of incentive stock option rules applicable to holders of more than 10% of a company’s stock.

(3)	The expiration date of each option is five years following the date of grant.

DIRECTOR COMPENSATION

Each non-employee member of the Board of Directors is currently paid a monthly fee of $1,000 plus $1,400 for each Board meeting attended and $1,200 for Board Committee meeting attended in person and $500 for each Board or committee meeting attended by phone. In addition, the chairs of each of the standing committees of the Board (Ms. Goldberg; Messrs. Freeman, Pint and R. D. Sampson) receive an annual fee of $1,000, and Messrs. Freeman and Pint each receive a monthly retainer of $250 for serving on the Board’s Executive Committee.

Under the Company’s Stock Plan, new directors receive an option to purchase 3,000 shares of the Company’s Common Stock upon their election to the Board, and, on the date of the Company’s annual shareholder’s meeting, each non-employee director standing for re-election or continuing in office receives an option to purchase 3,000 shares of the Company’s Common Stock. All such options granted to non-employee directors vest six months after the date of grant and are exercisable over a ten-year period. The purchase price of the shares of Common Stock which may be acquired upon exercise of such options is the fair market value of such shares on the date the options are granted.

Jeffery K. Berg, the Company’s Chief Executive Officer, receives no additional compensation for his service on the Board.

The following table shows for 2007, the cash and other compensation paid by us to each of the Company’s Board members other than Named Executive Officers Mr. Curtis Sampson and Mr. Berg, whose compensation is reported in the Summary Executive Compensation Table above:

Name	Fees Earned or Paid in Cash ($) (1)		Option Awards ($) (2)	Total ($)
Paul J. Anderson	26,000		8,190	34,190

Edwin C. Freeman	39,200	(3)	8,190	47,390

Luella G. Goldberg	33,700		8,190	41,890

Gerald D. Pint	30,900		8,190	39,090

Randall D. Sampson	23,800		8,190	31,990

___________________________________

(1)	Represents cash retainer and meeting fees as described above.
(2)

Values expressed represent the actual compensation costs recognized by the Company during fiscal 2006 for equity awards granted in 2007 as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Includes $4,900 for additional time devoted to meetings with auditors and attorneys related to accounting issues arising during 2006 and 2007.

THE COMPANY’S AUDITORS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) have been the auditors for the Company since 1982 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of the Deloitte Entities is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by the Deloitte Entities for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006 The Audit Committee considered and discussed with the Deloitte Entities the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company’s auditor.

Fee Category	2007	2006
Audit Fees	$349,000	$467,714
Audit-Related Fees	25,000	19,982
Tax Fees	70,000	121,196
All Other Fees	13,700	—
Total Fees	$457,700	$609,196

Audit Fees. This category consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in our quarterly reports.

Audit-Related Fees. This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits, that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.

Audit Committee Pre-approval Policies and Procedures

In addition to approving the engagement of the independent auditor to audit the Company’s consolidated financial statements, it is the policy of the Committee to approve all use of the Company’s independent auditor for non-audit services prior to any such engagement. To minimize relationships that could appear to impair the objectivity of the independent auditor, it is the policy of the Committee to restrict the non-audit services that may be provided to the Company by the Company’s independent auditor primarily to tax services and merger and acquisition due diligence and integration services and any other services that can clearly be designated as “non-audit” services, as defined by regulation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for independent, objective oversight of the Company’s financial accounting and reporting, by overseeing the system of internal controls established by management and monitoring the participation of management and the independent auditors in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter. Each of the members of the current Audit Committee is independent as defined under applicable SEC rules and AMEX listing standards.

The Audit Committee held five meetings in fiscal year 2007. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent accountants, the Deloitte Entities.

During the meetings, the Audit Committee reviewed and discussed the Company’s financial statements with management and the Deloitte Entities. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with the Deloitte Entities also included the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS 89 and 90 (Audit Committee Communications).

The Deloitte Entities provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and this information was discussed with The Deloitte Entities.

Based on the discussions with management and the Deloitte Entities, the Audit Committee’s review of the representations of management and the report of the Deloitte Entities, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

Edwin C. Freeman, Chair          Paul J. Anderson          Luella Gross Goldberg

THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR THE SECURITIES EXCHANGE ACT OF 1934 (THE “1934 ACT”), EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

OTHER INFORMATION

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Shareholder Proposals for 2009 Annual Meeting

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 21, 2009 and proxy materials in connection with that meeting are expected to be mailed on or about April 10, 2009. Shareholder proposals prepared in accordance with the Commission’s proxy rules to be included in the Company’s Proxy Statement must be received at the Company’s corporate office, 10900 Red Circle Drive, Minnetonka, Minnesota 55343, Attention: President, by December 30, 2008, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2009 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder’s intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company’s Bylaws, which are available for inspection by shareholders at the Company’s principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

Shareholder Nominations. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company’s Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

Other Matters; Annual Report

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 2007. Shareholders may receive, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2007, as filed with the Securities and Exchange Commission, by writing to Secretary, Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

By Order of the Board of Directors,

David T. McGraw

Secretary

COMMUNICATIONS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2008
10:00 a.m. Central Daylight Time

Communications Systems, Inc.
10900 Red Circle Drive
Minnetonka, Minnesota

COMMUNICATIONS SYSTEMS, INC.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2008

The undersigned hereby appoints Curtis A. Sampson, Jeffrey K. Berg and Gerald D. Pint, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held May 21, 2008, at 10:00 a.m. Central Daylight Time at the offices of Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

See reverse for voting instructions.

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1. ELECTION OF DIRECTORS:	01 Edwin C. Freeman 02 Luella Gross Goldberg 03 Randall D. Sampson	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED UNDER “ELECTION OF DIRECTORS” ABOVE.

Address Change? Mark Box ☐	Dated:_______________________________, 2008
Indicate Changes Below:

Signature(s) in Box
Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

COMMUNICATIONS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2008
10:00 a.m. Central Daylight Time

Communications Systems, Inc.
10900 Red Circle Drive
Minnetonka, Minnesota

COMMUNICATIONS SYSTEMS, INC.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2008

The undersigned hereby appoints Curtis A. Sampson, Jeffrey K. Berg and Gerald D. Pint, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held May 21, 2008, at 10:00 a.m. Central Daylight Time at the offices of Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

See reverse for voting instructions.

PROXY FOR ESOP SHAREHOLDERS

As a beneficial owner of Communications Systems, Inc. common stock, you are entitled to give direction to the trustees of the CSI Employee Stock Ownership Plan & Trust regarding how to vote the number of shares you beneficially own with respect to the items listed below to be brought before the Board at the Annual Shareholders Meeting to be held Wednesday, May 21, 2008.

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1. ELECTION OF DIRECTORS:	01 Edwin C. Freeman 02 Luella Gross Goldberg 03 Randall D. Sampson	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED UNDER “ELECTION OF DIRECTORS” ABOVE.

Address Change? Mark Box ☐	Dated:_______________________________, 2008
Indicate Changes Below:

Signature(s) in Box
Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.